EXHIBIT 13.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATION

Pursuant to Section 906 (“Section 906”) of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Hawker Resources Inc., a company organized under the laws of Alberta, Canada (the “Company”), does hereby certify, to the best of such officer’s knowledge, that:

1.	The Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (the “Form 20-F”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended except that, the financial statements of Southward Energy Ltd. included in the Form 20-F have been audited in accordance with Canadian generally accepted auditing standards and not in accordance with United States generally accepted auditing standards because Southward Energy Ltd. has never been a registrant under the Securities Exchange Act of 1934; and

2.	Information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2004

/s/ David A. Tuer

Chief Executive Officer

Date: July 15, 2004

/s/ Barry R. Herring

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.